Filed Under Rule 424(b)(2)
Registration File No. 333-126822

SOUTH JERSEY GAS COMPANY

PRICING SUPPLEMENT NO. 1

Dated September 8, 2005 to Prospectus

dated September 1, 2005

Medium Term Notes, Series C, 2005-1
Interest Payment Dates:	March 15 and September 15, commencing March 15, 2006
Regular Record Date:	March 1 and September 1
CUSIP No.:	83851M AX5
Principal Amount:	$10,000,000
Interest Rate:	5.45%
Original Issue Date:	September 13, 2005
Stated Maturity:	September 14, 2035
Price to Public:	$10,000,000
Agent:	A.G. Edwards & Sons, Inc.
Agent’s Commission:	$75,000
Proceeds, before expenses, to South Jersey Gas Company:	$9,925,000
Redemption Provisions:	None prior to maturity.

South Jersey Gas Company registered a total of $150,000,000 principal amount of Medium Term Notes, Series C. As of September 8, 2005, South Jersey Gas Company has priced an aggregate of $10,000,000 principal amount of Medium Term Notes, Series C, consisting of the principal amount of Notes covered by this Pricing Supplement. $140,000,000 principal amount of Medium Term Notes, Series C may still be issued.